UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALTRA HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ALTRA HOLDINGS, INC.
SUPPLEMENT TO PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
to be held on
MAY 6, 2009

April 24, 2009

To the Holders of Common Stock of Altra Holdings, Inc.:

The proxy statement of Altra Holdings, Inc. (the “Company”) dated April 3, 2009 relating to the Company’s 2009 Annual Meeting of Stockholders to be held on May 6, 2009, which was first made available to stockholders beginning on April 3, 2009, contained a mathematical error which caused the Total Compensation for Carl R. Christenson for 2008 to be incorrectly stated as $866,944 in the table entitled “Summary Compensation Table” on page 23 of the proxy statement. The correct Total Compensation for Carl R. Christenson for 2008 is $1,234,194.

Except as corrected by this Supplement, all information set forth in the proxy statement remains unchanged. Please also note that this Supplement does not change the proposals to be acted upon at the Annual Meeting of Stockholders, which are described in the proxy statement.